UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUES	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 13, 2019, Delta Value Group, LLC and certain related parties (“Delta Value Group”) filed a Schedule 13D with the Securities and Exchange Commission indicating that Delta Value Group had acquired ownership of approximately 8.0% of the outstanding shares of common stock of Tuesday Morning Corporation (the “Company”).

The Board of Directors of the Company is committed to acting in the best interest of all of the Company’s stockholders. The Board of Directors and management of the Company values constructive input from investors and will continue to engage with its stockholders and evaluate opportunities to increase long-term stockholder value.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: February 14, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and CorporateSecretary

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